Pages where confidential treatment has been requested are stamped “Confidential Treatment Requested and the Redacted Material has been separately filed with the Commission,” and places where information has been redacted have been marked with (***).

Exhibit 10.25W

TWENTY-FOURTH AMENDMENT

TO

AMENDED AND RESTATED

CSG MASTER SUBSCRIBER MANAGEMENT SYSTEM AGREEMENT

BETWEEN

CSG SYSTEMS, INC.

AND

CHARTER COMMUNICATIONS HOLDING COMPANY, LLC

This Twenty-fourth Amendment (the “Amendment”) is made by and between CSG Systems, Inc., a Delaware corporation (“CSG”), and Charter Communications Holding Company, LLC, a Delaware limited liability company (“Customer”).  CSG and Customer entered into that certain Amended and Restated CSG Master Subscriber Management System Agreement dated February 9, 2009, as amended (the “Agreement”), and now desire to further amend the Agreement in accordance with the terms and conditions set forth in this Amendment.  If the terms and conditions set forth in this Amendment shall be in conflict with the Agreement, the terms and conditions of this Amendment shall control.  Any terms in initial capital letters or all capital letters used as a defined term but not defined in this Amendment shall have the meaning set forth in the Agreement.  Upon execution of this Amendment by the parties, any subsequent reference to the Agreement between the parties shall mean the Agreement as amended by this Amendment.  Except as amended by this Amendment, the terms and conditions set forth in the Agreement shall continue in full force and effect according to their terms.

CSG and Customer agree to the following as of the Effective Date:

1.    Customer is currently utilizing CSG’s Recurring Credit Card Authorization Services and now desires to utilize CSG’s Card Account Update ("CAU") recurring services.  As a result, for the fees set forth in Schedule F, Schedule C, Recurring Services, is amended by adding "Card Account Update Service" follows:

a.    Card Account Update ("CAU") Service.  CSG will submit a file of Customer's Subscribers' accounts that have recurring credit and debit cards on file to Chase Paymentech.  Chase Paymentech will update and return the updated file which will automatically be entered into ACP.  Updates to such Customer's Subscribers' card accounts may include, but are not limited to, card expiration dates, association changes, and information related to lost or stolen cards.  Fees assessed by Chase Paymentech for file updates will be billed directly to Customer, per the separate merchant agreement between Customer and Chase Paymentech.

b.    Schedule C-3, Financial Services, is modified by adding "Exhibit C-3(e). Card Account Update Service" attached to this Amendment at Attachment 1 and incorporated herein by reference.

2.    As a result, upon execution of this Amendment and pursuant to the terms and conditions of the Agreement, which include Exhibit C-3(e), "Card Account Update Service." Schedule F, "Fees," of the Agreement, shall be amended to include the following fees for the Card Account Update Service:

       CSG SERVICES

       IV. Credit Management and Collections

       D. Card Account Update Service

Description of Item/Unit of Measure	Frequency	Fee
Card Account Update (per ******)	*******	$******

[Signature Page Follows]

***	Confidential Treatment Requested and the Redacted Material has been separately filed with the Commission.

THIS AMENDMENT is executed on the day and year last signed below (the “Effective Date”).

CHARTER COMMUNICATIONS HOLDING COMPANY, LLC (“CUSTOMER”) By: Charter Communications, Inc., its Manager	CSG SYSTEMS, INC. (“CSG”)
By: /s/ Joseph P. Murray	By: /s/ Joseph T. Ruble
Title: VP Billing	Title: EVP, CAO & General Counsel
Name: Joseph P. Murray	Name: Joseph T. Ruble
Date: 2/28/12	Date: 2-28-12

***	Confidential Treatment Requested and the Redacted Material has been separately filed with the Commission.

Attachment 1

to

The Twenty-fourth Amendment

Exhibit C-3(e)

Card Account Update ("CAU") Service

1.   Card Account Update ("CAU") Service.  CSG will submit a file of Customer's Subscribers' accounts that have recurring credit and debit cards on file to Chase Paymentech.  Chase Paymentech will update and return the updated account information which will automatically be entered into ACP.  Updates to such Customer's Subscribers' card accounts file may include, but are not limited to, card expiration dates, association changes, and information related to lost or stolen cards.  Fees assessed by Chase Paymentech for file updates will be billed directly to Customer, per the separate merchant agreement between Customer and Chase Paymentech.

2.    Requirements.  Customer must use Chase Paymentech for credit card processing in order to utilize the Card Account Update Service.  Customer acknowledges that Customer and Chase Paymentech must execute an agreement to use the Card Account Update Service.  Customer also acknowledges that the Card Account Update Service must be used with either CSG’s CCS® or ACSR® systems.  In addition, Chase Paymentech will register Customer with and be responsible for the applicable card association(s) for the card account update service.

3.    Use of Credit Information. Customer agrees that it shall keep all information and data accessed through the Card Account Update Service strictly confidential

4.  Intellectual Property.

(a)                  No License.  Customer will not acquire any patent rights, copyright interest, or other right, claim, or interest in the computer programs, forms, schedules, manuals, or other proprietary items utilized or provided by CSG in connection with the Card Account Update Service.

(b)          Restrictions on Use.  Customer will not use or permit its respective employees, agents and subcontractors to use the trademarks, service marks, logos, names, or any other proprietary designations of Visa, Chase Paymentech, MasterCard, or their respective affiliates, whether registered or unregistered, without the prior written consent of the applicable party.

5.    Data Accuracy.  Customer acknowledges that the Card Account Update Service is only accurate to the extent a card issuer participates in the service and that many card issuers do not participate in the service.  Furthermore, Customer acknowledges that CSG is not responsible in any way for the accuracy or the completeness of data which may be accessed as part of this service.  At this time, Card Account Update Service only supports updates provided by Visa and MasterCard..

5.    Termination.  Visa and or MasterCard may terminate Customer’s participation in the Card Account Update Service, or terminate the service in its entirety, at any time.  Chase Paymentech’s bankcard processing relationship with Customer, and thus the Card Account Update Service, may be terminated at any time pursuant to the terms and conditions set forth in the agreement entered into between Customer and Chase Paymentech.  CSG assumes no liability of any kind that arises out of the termination of Customer’s participation in the Card Account Update Service by Visa, MasterCard or Chase Paymentech.